UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019

Spark Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36819	46-2654405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 772-7560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 5, 2019, Spark Therapeutics, Inc. (the “Company”) held its previously announced Annual Meeting of Stockholders (the “Meeting”), at which a quorum was present. At the Meeting, the stockholders of the Company voted on the following three proposals:

1. The following nominees were elected to the Company’s Board of Directors (the “Board”) as Class I directors for terms expiring at the 2022 annual meeting of stockholders. The votes cast at the Meeting were as follows:

•	On the election of Anand Mehra, M.D. as a Class I director - 17,618,388 shares voted for and 4,889,734 shares withheld.

•	On the election of Robert J. Perez as a Class I director - 17,377,622 shares voted for and 5,130,500 shares withheld.

•	On the election of Lota Zoth as a Class I director - 17,609,127 shares voted for and 4,898,995 shares withheld.

There were 2,345,454 broker non-votes for this proposal.

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved. The votes cast at the Meeting were as follows: 22,243,970 shares voted for, 118,046 shares voted against and 146,106 shares abstained. There were 2,345,454 broker non-votes for this proposal.

3. The appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019 was ratified. The votes cast at the Meeting were as follows: 24,666,398 shares voted for, 63,953 shares voted against and 123,225 shares abstained. There were zero broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: September 5, 2019	By:	/s/ Joseph W. La Barge
Joseph W. La Barge Chief Legal Officer